Exhibit 99.1

CAM Reports Improved Fiscal 2003 Second-Quarter Revenue Over Prior
Year

    FOUNTAIN VALLEY, Calif.--(BUSINESS WIRE)--April 28, 2003--CAM Commerce Solutions Inc. (Nasdaq:CADA) reported revenues of $4.9 million for the three months ended March 31, 2003, compared with $4.7 million in the second quarter of fiscal 2002.
    The loss before benefit for income taxes for the three months ended March 31, 2003, decreased 20% to $(312,000), compared with $(388,000) for the quarter ended March 31, 2002. The net loss for the three months ended March 31, 2003, was $(312,000) or $(0.10) per share, compared with a net loss of $(13,000) for the quarter ended March 31, 2002. The net loss for fiscal 2002 included an income tax benefit of $375,000.
    Revenues for the six months ended March 31, 2003, were $9.8 million, compared with $9.6 million for the first six months of fiscal 2002. The loss before benefit for income taxes for the six months ended March 31, 2003, decreased 45% to $(496,000), compared with $(894,000) for the six months ended March 31, 2002.
    For the six-month period ended March 31, 2003, the net loss decreased 4% to $(496,000) or $(0.16) per share, compared with $(519,000) or $(0.17) per share for the same period in the prior year.
    Revenue for fiscal 2002 included consulting revenues generated from the Access Retail Management consulting business that was sold in May 2002. The Access consulting revenues included in fiscal 2002 were $173,000 and $345,000 for the three and six months ended March 31, 2002.
    As of March 31, 2003, the company had $10.9 million in cash and marketable securities, or $3.50 per share based on shares outstanding at March 31, 2003, compared with $10.6 million at Sept. 30, 2002, or $3.41 per share based on shares outstanding at Sept. 30, 2002. The company is virtually debt free.
    "While earnings and sales were below our expectations for the quarter due to continuing weak market conditions, our X-Charge payment processing revenues increased over 100% year over year," stated Geoff Knapp, CEO of CAM Commerce Solutions.
    "This part of our business has been a clear winner for us and is becoming increasingly more significant. As a result we have begun to reallocate resources from other areas of the business to X-Charge, to help fuel this profitable and growing part of our business.
    "In response to weaker than expected results in our always challenging March quarter, we have cut our marketing budget in areas where we felt the dollars being spent were not providing an adequate return. We remain optimistic about the business as we continue to place emphasis on higher profit margin recurring revenues.
    "This has the effect of gradually reducing our reliance on the sale of new systems, as the recurring revenues become a larger percentage of overall revenues. The systems business is still very important to us, but our strategy will better insulate us from unpredictable and changing market conditions."

Calculation of Cash and Marketable Securities per share

                                               March 31,    Sept. 30,
                                                 2003         2002

Cash and cash equivalents                     $9,326,000   $9,093,000
Marketable available-for-sale securities       1,542,000    1,519,000
Total cash and marketable securities
 (numerator)                                 $10,868,000  $10,612,000
Shares outstanding (denominator)               3,109,000    3,109,000
Cash and marketable securities per share           $3.50        $3.41

    About CAM Commerce Solutions

    CAM Commerce Solutions provides total commerce solutions for traditional and Web retailers that are based on the company's open architecture software products for inventory management, point of sale, sales transaction processing and accounting.
    These solutions often include hardware, installation, training, service and credit card processing services provided by the company. CAM Commerce has more than 10,000 retail customers utilizing its systems to manage their business. You can visit CAM Commerce Solutions at www.camcommerce.com.

    Important Information

    The statements made in this news release, including those relating to the expectations of profitability and economic climates are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "plans," "estimates," "may," "seeks," "would" and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. Investors should not rely upon forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the company's expectations and the company expressly does not undertake any duty to update forward-looking statements which speak only as of the date of this news release. The performance of any one quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. In addition to the factors set forth elsewhere in this release, the economic, competitive, technological and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission could affect the forward-looking statements contained in this news release.

                      CAM COMMERCE SOLUTIONS INC.
                   CONDENSED STATEMENT OF OPERATIONS
                 (In thousands, except per-share data)

                                           THREE MONTHS   SIX MONTHS
                                               ENDED         ENDED
                                              MARCH 31,    MARCH 31,
REVENUES                                    2003   2002   2003   2002
  Net hardware, software and
   installation revenues                  $3,170 $3,095 $6,390 $6,439
  Net service revenues                     1,749  1,651  3,409  3,175
Total net revenues                         4,919  4,746  9,799  9,614
COSTS AND EXPENSES
  Cost of hardware, software and
   installation revenues                   1,639  1,545  3,228  3,394
  Cost of service revenues                   552    722  1,073  1,438
Total cost of revenues                     2,191  2,267  4,301  4,832
Selling, general and admin. expenses       2,608  2,457  5,166  4,844
Research and development expenses            495    465    965    957
Interest income                              (63)   (55)  (137)  (125)
Total costs and expenses                   5,231  5,134 10,295 10,508
Loss before benefit for income taxes        (312)  (388)  (496)  (894)
Benefit for income taxes                      --   (375)    --   (375)
Net loss                                   $(312)  $(13) $(496) $(519)

Basic net loss per share                  $(0.10)   $-- $(0.16)$(0.17)

Diluted net loss per share                $(0.10)   $-- $(0.16)$(0.17)

Shares used in computing basic
 net loss per share                        3,109  3,060  3,109  3,042

Shares used in computing
 diluted net loss per share                3,109  3,060  3,109  3,042


                      CAM COMMERCE SOLUTIONS INC.
                        CONDENSED BALANCE SHEET
                 (In thousands, except per-share data)

                                                   MARCH 31, SEPT. 30,
                                                      2003      2002

ASSETS
Current assets:
  Cash and cash equivalents                            $9,326  $9,093
  Marketable available-for-sale securities              1,542   1,519
  Accounts receivable, net                              1,435   1,842
  Inventories                                             367     324
  Other current assets                                    129     146
Total current assets                                   12,799  12,924

Property and equipment, net                               852     972
Intangible assets, net                                  1,027   1,177
Other assets                                              328     338
Total assets                                          $15,006 $15,411

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $521    $563
  Accrued compensation and related expenses               599     547
  Customer deposits and deferred service revenue        1,389   1,295
  Other accrued liabilities                               214     235
  Total current liabilities                             2,723   2,640
Long-term liabilities:
  Notes payable                                            10      13
  Total liabilities                                     2,733   2,653
Stockholders' equity:
  Common stock, $0.001 par value; 12,000
    shares authorized, 3,109 shares issued and
    outstanding at March 31, 2003, and
    Sept. 30, 2002                                          3       3
  Paid-in capital                                      13,886  13,886
  Accumulated other comprehensive income                   25      14
  Retained deficit                                     (1,641) (1,145)
  Total stockholders' equity                           12,273  12,758
Total liabilities and stockholders' equity            $15,006 $15,411

    CONTACT: Hayden Communications Inc. (for CAM Commerce Solutions)
             Mathew Hayden, 760/487-1137